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                                                                   EXHIBIT 23.01


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Radius Inc. for the registration of 78,000 shares of its common stock and to the incorporation by reference therein of our report dated December 8, 1995 (except Note 11 as to which the date is December 27, 1995) with respect to the consolidated financial statements and schedule of Radius Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1995 filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Palo Alto, California
May 29, 1996